UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) January 26, 2005

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Restricted Stock Agreement
Incorporated Terms To Restricted Stock Agreement
Agreement Not to Compete

Item 1.01 Entry into a Material Definitive Agreement

Compensation of Senior Management

     On January 26, 2005, the Management Development, Nominating and Governance Committee (the “Committee”) of the Company’s Board of Directors approved the following new base salaries, effective March 21, 2005, for the following executive officers: Curt S. Culver, Chief Executive Officer - $750,000; J. Michael Lauer, Chief Financial Officer - $378,000; Lawrence J. Pierzchalski, Executive Vice President - Risk Management - $371,000; Patrick Sinks, Executive Vice President-Field Operations - $365,000; and Jeffrey H. Lane, General Counsel - $303,000. The Committee also approved cash bonuses for these officers based on performance for the year ended December 31, 2004 as follows: Mr. Culver - $780,392; Mr. Lauer - $299,888; Mr. Pierzchalski - $292,687; Mr. Sinks - $279,184; and Mr. Lane - $243,177.

     The Committee also awarded restricted common stock of the Company and/or restricted common stock units (“RSUs”) to these executive officers under the Company’s 2002 Stock Incentive Plan (the “Stock Plan”). The material terms of such awards will be set forth in a restricted stock agreement. Exhibits 10.1 and 10.2 hereto collectively contain the form of such agreement, which is comprised of two instruments, a base agreement and separate incorporated terms to such base agreement. The form of the agreement not to compete contemplated by Exhibit 10.2 is filed as Exhibit 10.3 hereto. The Stock Plan is filed as Exhibit 10.3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Compensation of Directors

     On January 27, 2005, the Company’s Board of Directors established new annual compensation for serving as a Chair of a Committee of the Board as follows: Audit Committee - $10,000; and Management Development, Nominating and Governance Committee, Risk Management Committee and Securities Investment Committee - $5,000.

     On January 26, 2005, the Committee approved, subject to the approval of the Company’s Board of Directors, a program under which each Director of the Company who is not an employee of the Company will be awarded annually under the Stock Plan RSUs representing 500 shares of the Company’s common stock. The RSUs vest on the first anniversary of the award date, or upon the earlier death of the Director. Once vested, the RSUs are settled in common stock as promptly as practicable after a Director ceases to be a member of the Board. On January 27, 2005, the Board of Directors approved this program.

     On January 26, 2005, the Committee approved a Deposit Share Program for 2005 under the Stock Plan for all Directors other than Mr. Culver similar to Deposit Share Programs that have been approved in the past. Under the 2005 Program, all eligible Directors may elect to purchase shares of common stock from the Company at the closing price of the stock on February 28, 2005. The amount that may be used to purchase shares cannot exceed the Director’s annual and meeting fees for 2004. The Company will match each share purchased with one and one-half shares of restricted common stock. A Director who had deferred annual and meeting fees during 2004 into share units under the Deferred Compensation Plan for Non-Employee Directors may reduce the amount that would otherwise be required to be used to purchase common stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and one and one-half shares of restricted stock are awarded for each such share.

     The restricted stock generally vests on the first anniversary of the award. Except for gifts to family members, the shares may not be transferred prior to vesting. If the shares have not vested when a Director’s service on the Board ends, they will be forfeited unless service as a Director ends on account of the Director’s death or certain events involving the Director leaving the Board in connection with government or charitable service or the Committee waives the forfeiture. In lieu of restricted stock, Directors may elect to receive RSUs that will vest on the first anniversary of the award and will be settled in common stock as promptly as practicable after a Director ceases to be a member of the Board. RSUs will be entitled to dividend equivalents.

Item 9.01 Financial Statements and Exhibits

     (c) The accompanying Index to Exhibits is incorporated by reference in answer to this portion of this Item, and the Exhibits listed in such Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 1, 2005	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Restricted Stock Agreement

10.2	Incorporated Terms to Restricted Stock Agreement

10.3	Agreement Not to Compete